                                                                      EXHIBIT 21

                  LIST OF FIRST DATA CORPORATION SUBSIDIARIES
                           (AS OF DECEMBER 31, 1998)

NAME OF SUBSIDIARY                                            JURISDICTION OF INCORPORATION
------------------                                            -----------------------------
3418677 Canada Inc.                                           Canada
440 Insurance Agency                                          Connecticut
440 Insurance Agency of Massachusetts, Inc.                   Massachusetts
Actuarial Computer Technology, Inc.                           Delaware
American Rapid Corporation                                    Delaware
Applied Mailing Systems, Inc.                                 Massachusetts
Atlantic Bankcard Properties Corporation                      North Carolina
Atlantic States Bankcard Association, Inc.                    Delaware
BancOne Payment Services, L.L.C.*                             Delaware
BankBoston Merchant Services, L.L.C.*                         Delaware
Bankcard Investigative Group Inc.                             Delaware
Basin Industrial Bank                                         Colorado
BMCF Gaming, L.L.C.*                                          Delaware
Business Office Services, Inc.                                Delaware
Call Interactive                                              Delaware General Partnership
Cardnet Merchant Services Ltd.*                               United Kingdom
Cardservice International, Inc.*                              California
CashTax Inc.                                                  Delaware
CESI Holdings, Inc.                                           Delaware
Chase Merchant Services, L.L.C.*                              Delaware
Credit Performance Inc.                                       Delaware
DM Holdings, Inc.                                             Delaware
Dabco Computer Services, Inc.                                 California
Donnelley Funding, Inc.                                       Delaware
Donnelley Marketing Consumer Promotions, Inc.                 Delaware
Donnelley Marketing Holdings, Inc.                            Delaware
EBPLife Insurance Company                                     Oklahoma
Eastern States Bankcard Association Inc.                      New York
Eastern States Monetary Services, Inc.                        New York non-profit
FDC International Inc.                                        Delaware
FDMS/UMS Partner, Inc.                                        Delaware
FDR (First Data Resources) Europe B.V.                        Netherlands
FDR Interactive Technologies Corporation                      New York
FDR Ireland Limited                                           Delaware
FDR Limited                                                   Delaware
FDR Missouri Inc.                                             Delaware
FDR Signet Inc.                                               Delaware
FDR U.K. Limited                                              United Kingdom
FDWYCO, Inc.                                                  Delaware
First Data Asia Pacific Limited                               Hong Kong
First Data Canada Limited                                     Ontario
First Data Communications Corporation                         Delaware
First Data de Mexico, S.A. de C.V.                            Mexico
First Data Distributors, Inc.                                 Massachusetts
First Data Financial Services Canada, Inc.                    Ontario
First Data Financial Services, L.L.C.                         Delaware
First Data Information Management Group Inc.                  Delaware
First Data Integrated Services Inc.                           Delaware
First Data Investor Services Group, Inc.                      Massachusetts
First Data Investor Services Group Limited                    Cayman Islands
First Data, L.L.C.                                            Delaware

First Data Latin America Inc.                                 Delaware
First Data Merchant Services Corporation                      Florida
First Data Pittsburgh Alliance Partner Inc.                   Delaware
First Data POS, Inc.                                          Georgia
First Data Asia-Pacific Limited                               Australia
First Data Resources Australasia Limited                      Australia
First Data Resources Australia Limited                        Australia
First Data Resources Canada, Inc.                             Ontario
First Data Resources Holdings Pty Limited                     Australia
First Data Resources Investments Pty Limited                  Australia
First Data Resources Inc.                                     Delaware
First Data Resources Limited                                  United Kingdom
First Data Services Inc.                                      Maryland
First Data Solutions Inc.                                     Delaware
First Data Technologies, Inc.                                 Delaware
First Data Tennessee Inc.                                     Delaware
First Financial Bank                                          Georgia
First Financial Management Corporation                        Georgia
First Security Merchant Services L.L.C.*                      Delaware
GAMMA Micro-Systemes LTEE                                     Quebec
Global Sourcing Services L.L.C.*                              Delaware
Grupo Dinamico Empresarial S.A. de C.V.                       Mexico
Hogan Information Services Co.                                Delaware
Hogan Resources L.L.C.                                        Oklahoma
Huntington Merchant Services, L.L.C.*                         Delaware
Innovis Data Solutions, Inc.                                  Missouri
Integrated Payment Systems Canada Inc.                        Canada
Integrated Payment Systems Inc.                               Delaware
International Banking Technologies, Inc.                      Georgia
IPS Card Solutions, Inc.                                      Maryland
IPS Holdings Inc.                                             Delaware
MSFDC, L.L.C.*                                                Delaware
NA Insurance Services, Inc.                                   California
Negocios Informaticos, S.A.*                                  Spain
Orlandi de Mexico S.A. de C.V.                                Mexico
Orlandi Valuta                                                California
Orlandi Valuta Nacional                                       Nevada
Pension Marketing Inc.                                        Delaware
Phoenix Collections Alliance, L.L.C.*                         Delaware
PNC Bank Merchant Services Company*                           Delaware General Partnership
Research Park Association, Inc.                               Florida not-for-profit
Servicio Internacional de Envios, S.A. de C.V.                Mexico
Servicio Mexicano de Apoyo, S.C.                              Mexico
Shared Global Systems, Inc.                                   Texas
Signet                                                        United Kingdom
Signet Network Services Limited                               United Kingdom
Signet Processing, Ltd.                                       United Kingdom
SkyTeller, L.L.C.*                                            Delaware
Southern TeleCheck, Inc.                                      Louisiana
Technology Solutions International, Inc.                      Georgia
TeleCheck Holdings, Inc.                                      Georgia
TeleCheck International, Inc.                                 Georgia
TeleCheck Payment Systems Limited                             New Zealand
TeleCheck Pittsburgh/West Virginia, Inc.                      Pennsylvania
TeleCheck Services Canada, Inc.                               Canada
TeleCheck Services Ontario Limited                            Canada
TeleCheck Recovery Services, Inc.                             Colorado

TeleCheck Services, Inc.                                      Delaware
TeleCheck Services of Puerto Rico, Inc.                       Georgia
The Basin Finance Company                                     Colorado
The Joint Credit Card Company Limited                         United Kingdom
The Shareholder Services Group (Bermuda) Limited              Bermuda
TransPoint, L.L.C.*                                           Delaware
Unified Merchant Services                                     Georgia General Partnership
Union del Oeste de Costa Rica S.A.                            Costa Rica
United States Pension Services, Inc.                          Delaware
Wachovia Merchant Services, L.L.C.*                           Delaware
Wells Fargo Merchant Services, L.L.C.*                        Delaware
Western Union Communications, Inc.                            Delaware
Western Union Financial Services (Australia) Pty. Ltd.        Australia
Western Union Financial Services (Belgium), S.A.              Belgium
Western Union Financial Services (Canada), Inc.               Ontario
Western Union Financial Services (France) International Sarl  France
Western Union Financial Services Eastern Europe Limited       Delaware
Western Union Financial Services GmbH                         Austria
Western Union Financial Services (Hong Kong) Limited          Hong Kong
Western Union Financial Services, Inc.                        Delaware
Western Union Holdings, Inc.                                  Georgia
Western Union MT East*                                        Russian Federation
Western Union S.A.                                            Argentina

*  not wholly owned by FDC